Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP October 29, 2026
Ameriprise Financial Reports
Third Quarter 2026 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q3 2026		Q3 2026
GAAP	$12.32	GAAP	55.2%
Adjusted Operating	$11.26	Adjusted Operating	55.3%
Adjusted Operating, excluding unlocking(2)	$12.07	Adjusted Operating, excluding unlocking(2)	56.2%

•Third quarter adjusted operating earnings per diluted share increased 14 percent to $11.26. Adjusted operating earnings per diluted share, excluding unlocking increased 22 percent to $12.07.(2) Results reflected continued asset growth.
•Third quarter GAAP net income per diluted share was $12.32 compared to $9.33 a year ago, driven by continued asset growth and included favorable market impacts on the valuation of derivatives and market risk benefits, compared to unfavorable market impacts a year ago.
•Assets under management, administration and advisement grew to $1.8 trillion, up 8 percent.
•Adjusted operating net revenues increased 10 percent to
$5.1 billion(2) primarily from asset growth and strong client engagement.
•Pretax adjusted operating margin was strong at 28 percent(2).
•Balance sheet fundamentals continued to be a core differentiator. The company generated and returned significant capital to shareholders with over $1.0 billion, or
93 percent of operating earnings(2), returned in the quarter.
In addition, the company announced a new share repurchase authorization of $5.5 billion through September 30, 2028.
•Return on equity remains distinguished in the industry at
56 percent(1)(2).
•Ameriprise and Huntington Bank recently completed the transition of 258 Huntington advisors to Ameriprise with
$28 billion of client assets transferring through early 2027. We are pleased to welcome an additional 29 advisors managing nearly $4 billion of client assets that joined Huntington through their acquisition of Cadence Bank and will come onto our platform in mid-2027.
•Ameriprise continues to be recognized in the marketplace, including on the Forbes 2027 Most Trusted Companies in America list.

Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer
“Ameriprise delivered another strong quarter, reflecting the quality of our business, deep client relationships and focus on profitable growth. We continue to invest for the long term and are well-positioned to navigate as conditions evolve.

Our ongoing investments in the client and advisor experience, including thoughtfully integrating AI, are driving high engagement, practice growth, strong client activity and solid underlying flows.

Earlier this month, we welcomed more than 250 advisors from Huntington Bank through our financial institutions channel.

Ameriprise generates significant free cash flow, supported by the strength of our balance sheet and capital generation. This enables us to consistently invest in the business while returning capital to shareholders in a differentiated way. During the quarter, we increased share repurchases and announced a new two-year, $5.5 billion share repurchase authorization.”

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.
(2) Excludes unlocking. Unlocking impacts reflect both the company’s annual review of insurance and annuity valuation assumptions and model changes.

Ameriprise Financial, Inc.
Third Quarter Summary
	Quarter Ended September 30,		% Better/ (Worse)	Year-to-date September 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2026	2025		2026	2025
GAAP net income	$1,126	$912	23%	$3,154	$2,555	23%
Adjusted operating earnings (see reconciliation on p. 24 & 25)	$1,029	$965	7%	$3,121	$2,815	11%
Adjusted operating earnings, excluding unlocking (see reconciliation on p. 24 & 25)	$1,103	$970	14%	$3,195	$2,820	13%

GAAP net income per diluted share	$12.32	$9.33	32%	$33.95	$25.83	31%
Adjusted operating earnings per diluted share (see reconciliation on p. 24 & 25)	$11.26	$9.87	14%	$33.60	$28.46	18%
Adjusted operating earnings per diluted share, excluding unlocking (see reconciliation on p. 24 & 25)	$12.07	$9.92	22%	$34.39	$28.51	21%

GAAP Return on Equity, ex. AOCI	55.2%	50.9%		55.2%	50.9%
Adjusted Operating Return on Equity, ex. AOCI (see reconciliation on p. 27)	55.3%	52.8%		55.3%	52.8%
Adjusted Operating Return on Equity, ex. AOCI and unlocking (see reconciliation on p. 27)	56.2%	52.8%		56.2%	52.8%

Weighted average common shares outstanding:
Basic	90.3	96.3		91.8	97.4
Diluted	91.4	97.8		92.9	98.9

Third quarter 2026 GAAP results included favorable market impacts on the valuation of derivatives and market risk benefits, compared with unfavorable impacts in the prior-year quarter.

The company completed its unlocking review in the quarter, which resulted in an unfavorable after-tax impact of $72 million, or $0.79 per share, on a GAAP basis and an unfavorable after-tax impact of $74 million, or $0.81 per share, on an adjusted operating basis. This impact resulted from modest updates to our policyholder behavior assumptions, reflecting an improvement from the prior year. However, last year benefited from a one-time favorable model enhancement that largely offset the impact from policyholder behavior assumption changes. These businesses continue to perform in line with expectations.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2026	2025
Adjusted operating net revenues	$3,371	$2,990	13%

Distribution expenses	1,911	1,656	(15)%
Interest and debt expense	16	14	(14)%
General and administrative expenses	455	439	(4)%
Adjusted operating expenses	2,382	2,109	(13)%
Pretax adjusted operating earnings	$989	$881	12%

Pretax adjusted operating margin	29.3%	29.5%	(20) bps

	Quarter Ended September 30,		% Better/ (Worse)
(in billions, unless otherwise noted)	2026	2025
Total client assets	$1,231	$1,138	8%
Wrap assets	$729	$650	12%
Cash sweep balances	$27.0	$27.1	(1)%
Adjusted operating net revenue per advisor (TTM in thousands)	$1,240	$1,093	13%

	Quarter Ended September 30,			% Better/ (Worse)	% Better/ (Worse) Ex. Comerica
(in billions, unless otherwise noted)	2026	2026 Ex. Comerica	2025
Total client net flows	$(8.5)	$5.3	$3.4	NM	56%
Wrap net flows	$4.8	$6.6	$4.8	—%	38%

NM Not Meaningful - variance equal to or greater than 100%
Advice & Wealth Management generated strong performance with pretax adjusted operating earnings of
$989 million, up 12 percent, and a margin of 29.3 percent. Core distribution earnings increased more than
20 percent and represented the majority of segment earnings.
Adjusted operating net revenues increased 13 percent to $3.4 billion, primarily driven by 8 percent growth in client assets and higher transactional activity. Strong wrap net inflows and market appreciation contributed to growth in fee-based revenues, while increased sales of annuity products and brokerage transactions drove strong transactional activity.
Adjusted operating expenses increased 13 percent to $2.4 billion, primarily driven by distribution expenses, which grew in line with advisor-driven revenues. General and administrative expenses increased 4 percent to $455 million, primarily driven by volume-related expenses and investments for growth.
Our underlying business fundamentals coupled with strong operating and technology capabilities are foundational in driving sustained profitable growth.
•Adjusted operating net revenue per advisor on a trailing 12-month basis reached a new high of $1.2 million, up 13 percent. The company added 79 experienced advisors in the quarter.
•Total client assets were $1.2 trillion, up $93 billion, or 8 percent, and wrap assets were $729 billion, up
$79 billion, or 12 percent, driven by organic growth and market appreciation.
•Excluding Comerica, client net inflows were up 56 percent to $5.3 billion and wrap net inflows were up
38 percent to $6.6 billion, reflecting continued solid underlying organic activity.
•We anticipate approximately $32 billion of Huntington assets transitioning to our platform through mid-2027.
•Transactional activity continued to grow, up 6 percent, driven by our planning model.
•Cash sweep balances were $27.0 billion compared to $28.8 billion in the prior quarter, primarily reflecting a $1.5 billion impact from the Comerica transition, with stable underlying balances.
•Bank assets increased 2 percent to $24.7 billion and earnings were up in the mid-single-digit percent range.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2026	2025
Adjusted operating net revenues	$990	$906	9%

Distribution expenses	282	254	(11)%
Amortization of deferred acquisition costs	2	2	—%
Interest and debt expense	4	3	(33)%
General and administrative expenses	394	387	(2)%
Adjusted operating expenses	682	646	(6)%
Pretax adjusted operating earnings	$308	$260	18%

Net pretax adjusted operating margin (1)	45.7%	42.1%

	Quarter Ended September 30,		% Better/ (Worse)
(in billions)	2026	2025
Assets Under Management and Advisement (2)	$743	$714	4%

Net Flows
Global Retail net AUM flows, ex. legacy insurance partners	$(4.4)	$(2.8)	(57)%
Model delivery AUA flows (2)	1.5	1.7	(12)%
Total retail net AUM flows and model delivery AUA flows (2)	(2.9)	(1.1)	NM

Global Institutional net AUM flows, ex. legacy insurance partners	(5.5)	(1.4)	NM

Legacy insurance partners AUM flows	(0.9)	(0.9)	—%

Total Net AUM and AUA flows (2)	$(9.3)	$(3.4)	NM

(1) See reconciliation on page 13.
(2) Model Delivery Assets Under Advisement are presented on a one-quarter lag. Flows are estimated based on the period-to-period change in assets less calculated performance based on strategy returns.
NM Not Meaningful - variance equal to or greater than 100%
Asset Management adjusted operating net revenues increased 9 percent to $990 million and pretax adjusted operating earnings increased 18 percent to $308 million. Net pretax adjusted operating margin increased 360 basis points to 45.7 percent, reflecting our discipline in pursuing growth that enhances shareholder value. The underlying fee rate remained stable.
Adjusted operating expenses increased 6 percent. General and administrative expenses increased 2 percent driven by higher compensation expense for Seligman from AUM growth and performance, as well as higher volume-related expenses. We continue to demonstrate expense discipline, with full-year general and administrative expenses expected to be flat excluding Seligman and other performance fee compensation, while investing in opportunities to drive growth.
Assets under management and advisement increased 4 percent to $743 billion. Investment performance remained strong with 78 percent of retail funds above median versus peers on an asset-weighted basis for the 3-year period, 74 percent for the 5-year period, and 87 percent for the 10-year period. In addition, 92 Columbia Threadneedle funds globally earned four- or five-star ratings from Morningstar.
We remain focused on meeting clients’ needs with a broad range of investment capabilities and product structures, including ETFs, SMAs and Model Delivery offerings, while further expanding our alternative strategies. In the quarter, net outflows were $9.3 billion, reflecting:
•Institutional net outflows of $5.5 billion primarily related to client asset allocation decisions.
•Retail net outflows of $2.9 billion, which included approximately $0.8 billion of outflows from VP/VIT funds associated with our closed block of variable annuities with living benefit riders. Remaining flows reflect industry pressure on active managers.
•Generation of net inflows in areas of strategic focus within retail and institutional, including $1.3 billion of net inflows into technology and healthcare strategies and $2.4 billion of net inflows into ETFs, SMAs and Model Delivery offerings.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2026	2025
Adjusted operating net revenues	$997	$1,102	(10)%
Adjusted operating expenses	865	885	2%
Pretax adjusted operating earnings	$132	$217	(39)%
Unlocking	(66)	17	NM
Pretax adjusted operating earnings, excluding unlocking	$198	$200	(1)%

NM Not Meaningful - variance equal to or greater than 100%

Retirement & Protection Solutions pretax adjusted operating earnings, excluding unlocking were $198 million, reflecting continued market appreciation and favorable life claims, offset by impacts from outflows in variable annuities with living benefit riders and higher distribution expenses related to strong structured annuity sales.

Retirement & Protection Solutions sales increased 24 percent to $1.8 billion, with continued strong client demand for structured variable annuities, variable annuities without living benefit riders and variable universal life insurance, providing important solutions for our wealth management planning clients.

Our high-quality books of business continued to generate strong earnings, margins and free cash flow, while delivering excellent risk-adjusted returns and are an important contributor to our diversified business model.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2026	2025
Corporate & Other	$(92)	$(87)	(6)%
Closed Blocks (1)	(34)	(29)	(17)%
Pretax adjusted operating earnings/(loss)	$(126)	$(116)	(9)%
Unlocking	(28)	(23)	(22)%
Pretax adjusted operating earnings, excluding unlocking	$(98)	$(93)	(5)%

Long Term Care, excluding unlocking	$4	$4	—%
Fixed Annuities, excluding unlocking	(10)	(10)	—%
Pretax adjusted operating earnings/(loss), excluding unlocking	$(6)	$(6)	—%

(1) Long Term Care and Fixed Annuities.

Corporate & Other, excluding Closed Blocks pretax adjusted operating loss was $92 million.

Long Term Care pretax adjusted operating earnings, excluding unlocking were $4 million in the quarter, a continuation of a solid performance trend.

Fixed Annuities pretax adjusted operating loss, excluding unlocking was in line with expectations at $10 million.

Taxes
The operating effective tax rate was 21.0 percent for the third quarter. The operating effective tax rate is expected to be 20 to 22 percent for the full year 2026.

Contacts

Investor Relations: Media Relations:

Stephanie M. Rabe Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-4085 (612) 671-0625
stephanie.m.rabe@ampf.com paul.w.johnson@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 130 years. With extensive investment advice, global asset management capabilities and insurance solutions, and a nationwide network of more than 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating measures and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate forecasts or variations, and the economic performance of the United States and of global markets;
•statements concerning expected general and administrative expense for Asset Management;
•statements regarding the expected amount and timing of assets transitioning to our platform due to our partnership with Huntington Bank;
•statements estimating the expected full year 2026 operating effective tax rate; and

•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the period ended September 30, 2026.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Credential Source

The 2027 Forbes Most Trusted Companies in America ranking was awarded by Forbes based on an evaluation of more than 2,000 U.S.-headquartered companies with at least 5,000 employees. Rankings were determined using more than 50 metrics across employee, customer, investor, and creditor trust. Survey data used in the evaluation covered a 12- to 18-month period ending August 2026, and financial, workforce, and creditor data were evaluated as of September 2026. Ameriprise did not pay a fee to be considered for the ranking but did pay a licensing fee to publicize the award. For more information, visit https://www.forbes.com/lists/most-trusted-companies.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	3 Qtr 2026	3 Qtr 2025	% Better/ (Worse)	2 Qtr 2026	% Better/ (Worse)
Revenues
Management and financial advice fees	$3,230	$2,811	15%	$3,066	5%
Distribution fees	568	539	5%	573	(1)%
Net investment income	908	920	(1)%	893	2%
Premiums, policy and contract charges	355	493	(28)%	341	4%
Other revenues	130	130	—%	140	(7)%
Total revenues	5,191	4,893	6%	5,013	4%
Banking and deposit interest expense	74	102	27%	73	(1)%
Total net revenues	5,117	4,791	7%	4,940	4%

Expenses
Distribution expenses	1,955	1,714	(14)%	2,116	8%
Interest credited to fixed accounts	72	141	49%	169	57%
Benefits, claims, losses and settlement expenses	302	343	12%	294	(3)%
Remeasurement (gains) losses of future policy benefit reserves	32	22	(45)%	1	NM
Change in fair value of market risk benefits	202	302	33%	(229)	NM
Amortization of deferred acquisition costs	62	60	(3)%	61	(2)%
Interest and debt expense	83	84	1%	84	1%
General and administrative expense	982	951	(3)%	1,002	2%
Total expenses	3,690	3,617	(2)%	3,498	(5)%

Pretax income	1,427	1,174	22%	1,442	(1)%
Income tax provision	301	262	(15)%	329	9%
Net income	$1,126	$912	23%	$1,113	1%

Earnings per share
Basic earnings per share	$12.47	$9.47		$12.12
Earnings per diluted share	$12.32	$9.33		$11.98

Weighted average common shares outstanding
Basic	90.3	96.3		91.8
Diluted	91.4	97.8		92.9

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	3 Qtr 2026	3 Qtr 2025	% Better/ (Worse)	2 Qtr 2026	% Better/ (Worse)

Assets Under Management, Administration and Advisement
Advice & Wealth Management AUM	$725,204	$646,382	12%	$727,679	—%
Asset Management AUM	692,014	674,720	3%	714,809	(3)%
Corporate AUM	1,330	774	72%	1,191	12%
Eliminations	(44,314)	(47,812)	7%	(47,667)	7%
Assets Under Management	1,374,234	1,274,064	8%	1,396,012	(2)%
Assets Under Administration	362,972	347,923	4%	374,615	(3)%
Assets Under Advisement (net of eliminations) (1)	47,336	37,522	26%	41,991	13%
Total Assets Under Management, Administration and Advisement	$1,784,542	$1,659,509	8%	$1,812,618	(2)%

S&P 500
Daily average	7,620	6,427	19%	7,267	5%
Period end	7,652	6,688	14%	7,499	2%

Weighted Equity Index (WEI) (2)
Daily average	4,820	4,055	19%	4,603	5%
Period end	4,800	4,210	14%	4,753	1%

Common shares
Beginning balance	88.4	94.4	(6)%	90.1	(2)%
Repurchases	(1.6)	(1.4)	(14)%	(1.7)	6%
Issuances	0.3	0.2	50%	0.1	NM
Other	(0.1)	(0.1)	—%	(0.1)	—%
Total common shares outstanding	87.0	93.1	(7)%	88.4	(2)%
Restricted stock units	2.4	2.4	—%	2.4	—%
Total basic common shares outstanding	89.4	95.5	(6)%	90.8	(2)%
Total potentially dilutive shares	1.0	1.5	(33)%	1.1	(9)%
Total diluted shares	90.4	97.0	(7)%	91.9	(2)%

Capital Returned to Shareholders
Dividends paid	$155	$155	—%	$158	(2)%
Common stock share repurchases	871	687	27%	774	13%
Total Capital Returned to Shareholders	$1,026	$842	22%	$932	10%

(1) Assets reported on a one quarter lag.
(2) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2026	3 Qtr 2025	% Better/ (Worse)	2 Qtr 2026	% Better/ (Worse)

Revenues
Management and financial advice fees:
Advisory fees	$1,965	$1,664	18%	$1,859	6%
Financial planning fees	145	120	21%	126	15%
Transaction and other fees	105	102	3%	105	—%
Total management and financial advice fees	2,215	1,886	17%	2,090	6%
Distribution fees:
Mutual funds	247	227	9%	244	1%
Insurance and annuity	280	268	4%	281	—%
Off-Balance sheet brokerage cash	18	21	(14)%	21	(14)%
Other products	136	126	8%	138	(1)%
Total distribution fees	681	642	6%	684	—%
Net investment income	461	485	(5)%	455	1%
Other revenues	88	79	11%	90	(2)%
Total revenues	3,445	3,092	11%	3,319	4%
Banking and deposit interest expense	74	102	27%	73	(1)%
Adjusted operating total net revenues	3,371	2,990	13%	3,246	4%

Expenses
Distribution expenses	1,911	1,656	(15)%	1,829	(4)%
Interest and debt expense	16	14	(14)%	15	(7)%
General and administrative expense	455	439	(4)%	463	2%
Adjusted operating expenses	2,382	2,109	(13)%	2,307	(3)%
Pretax adjusted operating earnings	$989	$881	12%	$939	5%

Pretax adjusted operating margin	29.3%	29.5%		28.9%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	3 Qtr 2026	3 Qtr 2025	% Better/ (Worse)	2 Qtr 2026	% Better/ (Worse)
AWM Total Client Assets	$1,230,948	$1,138,392	8%	$1,247,579	(1)%

Total Client Flows	$(8,458)	$3,442	NM	$3,053	NM

Total Wrap Accounts
Beginning assets	$731,500	$615,189	19%	$664,167	10%
Net flows	4,848	4,769	2%	6,935	(30)%
Market appreciation (depreciation) and other	(7,459)	30,344	NM	60,398	NM
Total wrap ending assets	$728,889	$650,302	12%	$731,500	—%

Advisory wrap account assets ending balance (1)	$722,991	$644,436	12%	$725,486	—%
Average advisory wrap account assets(2)	$728,121	$618,236	18%	$694,038	5%

AWM Cash Balances
On-balance sheet (Net Investment Income)
On-balance sheet - bank	$23,606	$22,593	4%	$23,940	(1)%
On-balance sheet - certificate	7,347	8,936	(18)%	7,381	—%
On-balance sheet - broker dealer	2,372	2,119	12%	2,423	(2)%
Total on-balance sheet	33,325	33,648	(1)%	33,744	(1)%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	2,136	3,216	(34)%	3,486	(39)%
Total AWM Cash Balances	$35,461	$36,864	(4)%	$37,230	(5)%

Bank - Net Investment Income
Average interest-bearing assets	$25,290	$23,986	5%	$25,209	—%
Gross fee yield (3)	4.61%	4.67%		4.67%

Certificates - Net Investment Income
Average interest-bearing assets	$7,824	$10,038	(22)%	$7,873	(1)%
Gross fee yield (3)	4.52%	5.00%		4.57%

Other - Net Investment Income
Average interest-bearing assets	$6,236	$5,176	20%	$5,685	10%
Gross fee yield (3)	5.15%	5.90%		5.38%

Off-balance sheet - broker dealer - Distribution Fees
Average balances	$2,846	$3,297	(14)%	$3,735	(24)%
Net fee yield	2.47%	2.51%		2.24%

(1) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

(2) Average advisory wrap account assets are calculated using an average of the prior period’s ending balance and all months in the current period excluding the most recent month for the three months ended in each reflected period which is reflective of our billing cycle.

(3) Gross fee yield is calculated using amortized cost of investments.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2026	3 Qtr 2025	% Better/ (Worse)	2 Qtr 2026	% Better/ (Worse)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$617	$557	11%	$597	3%
Institutional	162	140	16%	149	9%
Model delivery	30	24	25%	27	11%
Transaction and other fees	58	52	12%	54	7%
Revenue from other sources (1)	2	2	—%	3	(33)%
Total management and financial advice fees	869	775	12%	830	5%
Distribution fees:
Mutual funds	67	58	16%	65	3%
Insurance and annuity	40	40	—%	40	—%
Total distribution fees	107	98	9%	105	2%
Net investment income	8	26	(69)%	7	14%
Other revenues	6	7	(14)%	5	20%
Total revenues	990	906	9%	947	5%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	990	906	9%	947	5%

Expenses
Distribution expenses	282	254	(11)%	270	(4)%
Amortization of deferred acquisition costs	2	2	—%	1	NM
Interest and debt expense	4	3	(33)%	4	—%
General and administrative expense	394	387	(2)%	398	1%
Adjusted operating expenses	682	646	(6)%	673	(1)%
Pretax adjusted operating earnings	$308	$260	18%	$274	12%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$990	$906	9%	$947	5%
Distribution pass through revenues	(223)	(202)	(10)%	(215)	(4)%
Subadvisory and other pass through revenues	(100)	(112)	11%	(97)	(3)%
Net adjusted operating revenues	667	592	13%	635	5%

Pretax adjusted operating earnings	$308	$260	18%	$274	12%
Adjusted operating net investment income	(8)	(26)	69%	(7)	(14)%
Amortization of intangibles	5	15	(67)%	4	25%
Net adjusted operating earnings	$305	$249	22%	$271	13%

Pretax adjusted operating margin	31.1%	28.7%		28.9%
Net pretax adjusted operating margin (2)	45.7%	42.1%		42.7%

Total Performance fees (3)
Performance fees	$10	$2	NM	$1	NM
General and administrative expense related to performance fees	6	—	—%	1	NM
Net performance fees	$4	$2	NM	$—	—%

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2026	3 Qtr 2025	% Better/ (Worse)	2 Qtr 2026	% Better/ (Worse)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$410,052	$361,696	13%	$368,234	11%
Inflows	14,079	14,762	(5)%	17,101	(18)%
Outflows	(18,362)	(17,593)	(4)%	(19,526)	6%
Net VP/VIT fund flows	(1,824)	(1,760)	(4)%	(1,731)	(5)%
Net new flows	(6,107)	(4,591)	(33)%	(4,156)	(47)%
Reinvested dividends	1,725	1,684	2%	2,755	(37)%
Net flows	(4,382)	(2,907)	(51)%	(1,401)	NM
Distributions	(1,805)	(1,808)	—%	(3,004)	40%
Market appreciation (depreciation) and other	(3,872)	22,760	NM	46,208	NM
Foreign currency translation (1)	(22)	(1,435)	98%	15	NM
Total ending assets	399,971	378,306	6%	410,052	(2)%
% of total retail assets sub-advised	12.9%	13.2%		13.6%

Global Institutional
Beginning assets	304,757	292,528	4%	293,388	4%
Inflows (2)	11,513	9,156	26%	12,957	(11)%
Outflows (2)	(17,931)	(11,421)	(57)%	(18,044)	1%
Net flows	(6,418)	(2,265)	NM	(5,087)	(26)%
Market appreciation (depreciation) and other (3)	(6,161)	8,975	NM	16,226	NM
Foreign currency translation (1)	(135)	(2,824)	95%	230	NM
Total ending assets	292,043	296,414	(1)%	304,757	(4)%

Total managed assets	$692,014	$674,720	3%	$714,809	(3)%

Total Assets Under Advisement (4)	50,539	39,443	28%	44,594	13%
Total Assets Under Management & Advisement	$742,553	$714,163	4%	$759,403	(2)%

Total AUM net flows	$(10,800)	$(5,172)	NM	$(6,488)	(66)%
Model delivery AUA flows (5)	1,483	1,731	(14)%	17	NM
Total AUM and AUA Flows (5)	$(9,317)	$(3,441)	NM	$(6,471)	(44)%

Legacy insurance partners flows	$(954)	$(903)	(6)%	$71	NM

(1) Amounts represent local currency to U.S. dollar translation for reporting purposes.
(2) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(4) Assets are presented on a one-quarter lag.
(5) AUA flows are estimated flows based on the period-to-period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2026	3 Qtr 2025	% Better/ (Worse)	2 Qtr 2026	% Better/ (Worse)

Total Managed Assets by Type
Equity	$399,308	$368,610	8%	$406,936	(2)%
Fixed income	220,369	234,682	(6)%	234,637	(6)%
Money market	21,424	21,545	(1)%	21,896	(2)%
Alternative	31,562	29,281	8%	31,936	(1)%
Hybrid and other	19,351	20,602	(6)%	19,404	—%
Total managed assets by type	$692,014	$674,720	3%	$714,809	(3)%

Average Managed Assets by Type (1)
Equity	$404,076	$358,062	13%	$389,304	4%
Fixed income	229,423	232,013	(1)%	235,958	(3)%
Money market	22,055	21,922	1%	22,425	(2)%
Alternative	31,932	28,644	11%	31,040	3%
Hybrid and other	19,554	20,106	(3)%	19,477	—%
Total average managed assets by type	$707,040	$660,747	7%	$698,204	1%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	3 Qtr 2026

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	56%	78%	77%	87%
Fixed Income	32%	78%	57%	86%
Asset Allocation	34%	81%	76%	85%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	92	80	68	77

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Institutional 3 share class), net of fees. Peer groupings of Threadneedle are defined by either IA or Morningstar index and are based on Primary Share Class. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 09/30/26. Columbia funds are available for purchase by U.S. customers. Out of 85 Columbia funds rated (based on primary share class), 5 received a 5-star Overall Rating and 38 received a 4-star Overall Rating. Out of 128 Threadneedle funds rated (based on highest-rated share class), 13 received a 5-star Overall Rating and 36 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2026 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2026	3 Qtr 2025	% Better/ (Worse)	2 Qtr 2026	% Better/ (Worse)

Revenues
Management and financial advice fees	$191	$192	(1)%	$190	1%
Distribution fees	107	105	2%	107	—%
Net investment income	364	326	12%	347	5%
Premiums, policy and contract charges	334	479	(30)%	330	1%
Other revenues	1	—	—%	1	—%
Total revenues	997	1,102	(10)%	975	2%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	997	1,102	(10)%	975	2%

Expenses
Distribution expenses	141	134	(5)%	139	(1)%
Interest credited to fixed accounts	104	95	(9)%	94	(11)%
Benefits, claims, losses and settlement expenses	249	256	3%	234	(6)%
Remeasurement (gains) losses of future policy benefit reserves	(1)	(9)	(89)%	(3)	(67)%
Change in fair value of market risk benefits	219	257	15%	162	(35)%
Amortization of deferred acquisition costs	59	56	(5)%	58	(2)%
Interest and debt expense	9	11	18%	10	10%
General and administrative expense	85	85	—%	79	(8)%
Adjusted operating expenses	865	885	2%	773	(12)%
Pretax adjusted operating earnings	$132	$217	(39)%	$202	(35)%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2026	3 Qtr 2025	% Better/ (Worse)	2 Qtr 2026	% Better/ (Worse)

Variable Annuities Rollforwards
Beginning balance	$94,401	$87,840	7%	$88,115	7%
Deposits	1,607	1,256	28%	1,504	7%
Withdrawals and terminations	(2,926)	(2,387)	(23)%	(2,718)	(8)%
Net flows	(1,319)	(1,131)	(17)%	(1,214)	(9)%
Investment performance and interest credited	(324)	4,241	NM	7,500	NM
Total ending balance - contract accumulation values	$92,758	$90,950	2%	$94,401	(2)%

Variable annuities fixed sub-accounts	$3,301	$3,493	(5)%	$3,318	(1)%

Life Insurance In Force	$196,158	$197,593	(1)%	$196,774	—%

Net Amount at Risk (Life)	$36,759	$37,241	(1)%	$36,451	1%

Net Policyholder Reserves
VUL/UL	$18,275	$17,144	7%	$18,438	(1)%
Term and whole life	145	168	(14)%	158	(8)%
Disability insurance	396	457	(13)%	426	(7)%
Other insurance	462	488	(5)%	466	(1)%
Total net policyholder reserves	$19,278	$18,257	6%	$19,488	(1)%

DAC Ending Balances
Variable Annuities DAC	$1,621	$1,646	(2)%	$1,626	—%
Life and Health DAC	$939	$946	(1)%	$940	—%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2026	3 Qtr 2025	% Better/ (Worse)	2 Qtr 2026	% Better/ (Worse)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	(1)	(7)	86%	2	NM
Premiums, policy and contract charges	—	—	—%	—	—%
Other revenues	2	2	—%	2	—%
Total revenues	1	(5)	NM	4	(75)%
Banking and deposit interest expense	7	9	22%	4	(75)%
Adjusted operating total net revenues	(6)	(14)	57%	—	—%

Expenses
Distribution expenses	—	—	—%	—	—%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	—	—	—%	—	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	29	23	(26)%	24	(21)%
General and administrative expense	57	50	(14)%	53	(8)%
Adjusted operating expenses	86	73	(18)%	77	(12)%
Pretax adjusted operating earnings (loss)	$(92)	$(87)	(6)%	$(77)	(19)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	3 Qtr 2026	3 Qtr 2025	% Better/ (Worse)	2 Qtr 2026	% Better/ (Worse)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	45	47	(4)%	44	2%
Premiums, policy and contract charges	22	22	—%	21	5%
Other revenues	—	—	—%	—	—%
Total revenues	67	69	(3)%	65	3%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	67	69	(3)%	65	3%

Expenses
Distribution expenses	(2)	(2)	—%	(4)	(50)%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	53	53	—%	53	—%
Remeasurement (gains) losses of future policy benefit reserves	33	31	(6)%	4	NM
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	2	4	50%	2	—%
General and administrative expense	6	5	(20)%	6	—%
Adjusted operating expenses	92	91	(1)%	61	(51)%
Pretax adjusted operating earnings (loss)	$(25)	$(22)	(14)%	$4	NM

Long Term Care Policyholder Reserves, net of reinsurance	$2,437	$2,643	(8)%	$2,575	(5)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2026	3 Qtr 2025	% Better/ (Worse)	2 Qtr 2026	% Better/ (Worse)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	7	7	—%	7	—%
Premiums, policy and contract charges	—	—	—%	—	—%
Other revenues	37	42	(12)%	42	(12)%
Total revenues	44	49	(10)%	49	(10)%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	44	49	(10)%	49	(10)%

Expenses
Distribution expenses	1	—	—%	1	—%
Interest credited to fixed accounts	49	51	4%	50	2%
Benefits, claims, losses and settlement expenses	—	—	—%	1	NM
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	1	2	50%	2	50%
Interest and debt expense	—	—	—%	—	—%
General and administrative expense	2	3	33%	3	33%
Adjusted operating expenses	53	56	5%	57	7%
Pretax adjusted operating earnings (loss)	$(9)	$(7)	(29)%	$(8)	(13)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations(1) Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2026	3 Qtr 2025	% Better/ (Worse)	2 Qtr 2026	% Better/ (Worse)

Revenues
Management and financial advice fees	$(43)	$(41)	(5)%	$(42)	(2)%
Distribution fees	(327)	(306)	(7)%	(323)	(1)%
Net investment income	(19)	(23)	17%	(15)	(27)%
Premiums, policy and contract charges	(7)	(8)	13%	(7)	—%
Other revenues	1	—	—%	—	—%
Total revenues	(395)	(378)	(4)%	(387)	(2)%
Banking and deposit interest expense	(7)	(9)	(22)%	(4)	75%
Adjusted operating total net revenues	(388)	(369)	(5)%	(383)	(1)%

Expenses
Distribution expenses	(349)	(327)	7%	(343)	2%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	(4)	(8)	(50)%	(8)	(50)%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	(1)	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	(10)	(15)	(33)%	(12)	(17)%
General and administrative expense	(24)	(19)	26%	(20)	20%
Adjusted operating expenses	(388)	(369)	5%	(383)	1%
Pretax adjusted operating earnings (loss)	$—	$—	—%	$—	—%

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	September 30, 2026	September 30, 2025	June 30, 2026

Long-term Debt Summary
Senior notes (1)	$3,350	$3,100	$3,850
Finance lease liabilities	—	1	—
Other (2)	(26)	(24)	(27)
Total Ameriprise Financial long-term debt	3,324	3,077	3,823
Non-recourse debt of consolidated investment entities	2,468	2,607	2,509
Total long-term debt	$5,792	$5,684	$6,332

Total Ameriprise Financial long-term debt	$3,324	$3,077	$3,823
Finance lease liabilities	—	(1)	—
Other (2)	26	24	27
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$3,350	$3,100	$3,850

Total equity (3)	$5,110	$6,455	$6,366
Equity of consolidated investment entities	(1)	(1)	(1)
Total equity excluding CIEs	$5,109	$6,454	$6,365

Total Ameriprise Financial capital	$8,434	$9,532	$10,189
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$8,459	$9,554	$10,215

Debt to capital (1)
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	39.4%	32.3%	37.5%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (3)	39.6%	32.4%	37.7%

(1) June 30, 2026 long-term debt balances reflect debt issued to prefund an upcoming $500 million debt maturity.
(2) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(3) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$9,172	$9,953
Cash of consolidated investment entities	102	150
Investments	58,134	58,406
Investments of consolidated investment entities	2,436	2,618
Market risk benefits	2,648	2,274
Separate account assets	78,275	80,044
Receivables	15,677	14,920
Receivables of consolidated investment entities	41	30
Deferred acquisition costs	2,598	2,625
Restricted and segregated cash and investments	793	1,055
Other assets	21,474	18,829
Other assets of consolidated investment entities	—	—
Total Assets	$191,350	$190,904

Liabilities
Policyholder account balances, future policy benefits and claims	$49,554	$46,498
Market risk benefits	818	1,182
Separate account liabilities	78,275	80,044
Customer deposits	33,317	33,750
Short-term borrowings	200	200
Long-term debt	3,324	3,077
Debt of consolidated investment entities	2,468	2,585
Accounts payable and accrued expenses	3,091	2,982
Other liabilities	15,135	13,878
Other liabilities of consolidated investment entities	58	159
Total Liabilities	186,240	184,355

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	10,587	10,377
Retained earnings	30,351	27,662
Treasury stock	(33,189)	(30,601)
Accumulated other comprehensive income, net of tax	(2,642)	(892)
Total Equity	5,110	6,549
Total Liabilities and Equity	$191,350	$190,904

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended September 30,		% Better/ (Worse)	Per Diluted Share Quarter Ended September 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2026	2025		2026	2025
Net income	$1,126	$912	23%	$12.32	$9.33	32%
Adjustments:
Net realized investment gains (losses) (1)	7	11		0.08	0.11
Market impact on non-traditional long-duration products (1)	128	(82)		1.40	(0.84)
Mean reversion-related impacts (1)	1	—		0.01	—
Integration/restructuring charges (1)	(11)	—		(0.12)	—
Net income (loss) attributable to consolidated investment entities	(1)	3		(0.01)	0.03
Tax effect of adjustments (2)	(27)	15		(0.30)	0.16
Adjusted operating earnings	$1,029	$965	7%	$11.26	$9.87	14%
Pretax impact of annual unlocking	(94)	(6)		(1.03)	(0.06)
Tax effect of annual unlocking (2)	20	1		0.22	0.01
Adjusted operating earnings, excluding unlocking	$1,103	$970	14%	$12.07	$9.92	22%

Weighted average common shares outstanding:
Basic	90.3	96.3
Diluted	91.4	97.8

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Year-to-date September 30,		% Better/ (Worse)	Per Diluted Share Year-to-date September 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2026	2025		2026	2025
Net income	$3,154	$2,555	23%	$33.95	$25.83	31%
Adjustments:
Net realized investment gains (losses) (1)	7	(9)		0.07	(0.09)
Market impact on non-traditional long-duration products (1)	50	(323)		0.54	(3.27)
Mean reversion-related impacts (1)	2	1		0.02	0.01
Integration/restructuring charges (1)	(12)	—		(0.13)	—
Net income (loss) attributable to consolidated investment entities	(3)	1		(0.03)	0.01
Tax effect of adjustments (2)	(11)	70		(0.12)	0.71
Adjusted operating earnings	$3,121	$2,815	11%	$33.60	$28.46	18%
Pretax impact of annual unlocking	(94)	(6)		(1.01)	(0.06)
Tax effect of annual unlocking (2)	20	1		0.22	0.01
Adjusted operating earnings, excluding unlocking	$3,195	$2,820	13%	$34.39	$28.51	21%

Weighted average common shares outstanding:
Basic	91.8	97.4
Diluted	92.9	98.9

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings
	Quarter Ended September 30,
(in millions, unaudited)	2026	2025
Total net revenues	$5,117	$4,791
Adjustments:
Net realized investment gains (losses)	7	11
Market impact on non-traditional long-duration products	1	1
Mean Reversion related impacts	1	(1)
Revenues attributable to the CIEs	33	47
Adjusted operating total net revenues	$5,075	$4,733
Annual unlocking	1	120
Adjusted operating total net revenues, excluding unlocking	$5,074	$4,613

Total expenses	$3,690	$3,617
Adjustments:
Expenses attributable to the CIEs	34	44
Integration/restructuring charges	11	—
Market impact on non-traditional long-duration products	(127)	83
Mean reversion-related impacts	—	(1)
Adjusted operating expenses	$3,772	$3,491
Annual unlocking	95	126
Adjusted operating total net expenses, excluding unlocking	$3,677	$3,365

Pretax income	$1,427	$1,174
Pretax adjusted operating earnings	$1,303	$1,242
Pretax adjusted operating earnings, excluding unlocking	$1,397	$1,248

Pretax income margin	27.9%	24.5%
Pretax adjusted operating margin	25.7%	26.2%
Pretax adjusted operating margin, excluding unlocking	27.5%	27.1%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended September 30, 2025
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,174	$1,242
Income tax provision	$262	$277

Effective tax rate	22.3%	22.3%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended September 30, 2026
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,427	$1,303
Income tax provision	$301	$274

Effective tax rate	21.1%	21.0%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended September 30,
(in millions, unaudited)	2026	2025
Net income	$4,162	$3,626
Less: Adjustments (1)	(2)	(136)
Adjusted operating earnings	$4,164	$3,762
Less: Annual unlocking (2)	(74)	(5)
Adjusted operating earnings, excluding unlocking	$4,238	$3,767

Total Ameriprise Financial, Inc. shareholders’ equity	$6,138	$5,781
Less: Accumulated other comprehensive income, net of tax	(1,397)	(1,347)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	7,535	7,128
Less: Equity impacts attributable to the consolidated investment entities	(1)	—
Adjusted operating equity	$7,536	$7,128

Return on equity excluding AOCI	55.2%	50.9%
Adjusted operating return on equity, excluding AOCI (2)	55.3%	52.8%
Adjusted operating return on equity, excluding AOCI and unlocking (2)	56.2%	52.8%

(1) Adjustments reflect the sum of after-tax net realized investment gains or losses, net of the reinsurance accrual; the market impact on non-traditional long-duration products (including variable and fixed deferred annuity contracts and UL insurance contracts), net of hedges and related reinsurance accrual; mean reversion related impacts; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; block transfer reinsurance transaction impacts; gain or loss on disposal of a business that is not considered discontinued operations; integration and restructuring charges; income (loss) from discontinued operations; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) Adjusted operating return on equity excluding AOCI is calculated using adjusted operating earnings in the numerator, and Ameriprise Financial shareholders’ equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.